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                                                                   EXHIBIT 10.18



                         PANHANDLE EASTERN CORPORATION
                         1994 LONG TERM INCENTIVE PLAN

      Panhandle Eastern Corporation (the "Company") hereby establishes this Plan for key employees of the Company and its Affiliates, as follows:

1.    PURPOSE

      The purpose of this Plan is to aid the Company and its Affiliates in recruiting, motivating and retaining highly qualified and competent individuals as key employees. It is believed that this purpose will be furthered through the granting of Awards under this Plan to key employees as an incentive for the diligent application of their personal efforts to the continued success of the Company and its Affiliates.

      This Plan shall be effective January 1, 1994, subject to approval by the Company's stockholders at the 1994 Annual Meeting of Stockholders to be held April 27, 1994, and shall terminate on December 31, 2003, except with respect to any Award then outstanding.

2.    DEFINITIONS

      "Administrative Guidelines" means the interpretative guidelines adopted by the Committee, as amended from time to time by the Committee, which guidelines shall be treated as a part of this Plan and shall be valid and binding upon the Participants.

      "Affiliate" means any subsidiary corporation (as defined in Section 424 of the Code) of the Company.

      "Award" means an Award described in Section 4 of this Plan.

      "Award Agreement" means an agreement entered into between the Company and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

      "Board"  means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

      "Committee" means the Compensation/Organization/Nominating Committee of the Board; provided that to the extent required by Rule 16b-3 under the Exchange Act or any successor provision, such committee shall be comprised only of members who shall qualify as "disinterested persons" under such rule.

      "Common Stock" means the common stock, $1.00 per share par value, of the Company and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Company issued in substitution, in exchange for, or in lieu of the Common Stock.

      "Covered Employee" means, for any Plan Year, the Company's Chief Executive Officer (or any individual acting in such capacity) and any employee of the Company or its Affiliates who, in the discretion of the Committee for purposes of determining those employees who are "covered employees" under
Section 162(m) of the Code, is likely to be among the four other highest compensated officers of the Company for such Plan Year.

      "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations thereunder, as amended from time to time.

      "Exchange Act" means the Securities Exchange Act of 1934 and the regulations thereunder, as amended from time to time.

      "Fair Market Value" means the average of the high and low sales prices of a share of Common Stock, or other security for which Fair Market Value is being determined, as quoted on The New York Stock Exchange, Inc. Composite Transactions Reporting System (or such other reporting system as shall be selected by the Committee from time to time) on the relevant date, or if no sale of Common Stock or such other security is reported for such date, the immediately preceding day for which there is a reported sale. The Committee shall



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determine the Fair Market Value of any security that is not publicly traded, using such criteria as it shall determine, in its sole discretion, to be appropriate for the purposes of such valuation.

      "Participant" means an individual who has been granted an Award pursuant to this Plan.

      "Plan" means this Panhandle Eastern Corporation 1994 Long Term Incentive Plan, as set forth herein and as it may be amended from time to time.

      "Plan Year" means the calendar year.

3.    ELIGIBILITY

      Key employees (including officers and employee directors) of the Company and its Affiliates selected by the Committee from time to time shall be eligible to participate in this Plan. An Award may not be granted to a member of the Board who is not also an employee of the Company or an Affiliate.

4.    AWARDS

      An Award is the right to receive compensation under this Plan, payable in cash, Common Stock or other securities of the Company or an Affiliate, or any combination thereof, determined in accordance with the Administrative Guidelines. All Awards made pursuant to this Plan are in consideration of services performed or to be performed for the Company or its Affiliates. No Awards under this Plan shall be granted after December 31, 2003. The Committee may establish minimum performance targets with respect to each Award. Performance targets may be based on financial criteria, such as the Fair Market Value of Common Stock or other measures of financial performance of the Company, or may be based on the performance of a division, subsidiary or Affiliate of the Company, or the performance of an individual Participant. Notwithstanding anything in this Plan to the contrary, any Awards of stock options or similar rights, stock appreciation rights, performance units, or performance shares shall contain the restrictions on assignability in Section 7(a) of this Plan to the extent required by Rule 16b-3 under the Exchange Act or any successor provision. The following types of Awards may be granted under this Plan, singly or in combination or in tandem with other Awards, as the Committee may determine:

          (a) Non-Qualified Stock Options. A non-qualified stock option is a right to purchase, during such period of time as the Committee may determine, a specified number of shares of Common Stock or other security, which does not qualify as an incentive stock option under
      Section 422 of the Code, at a fixed option price equal to no less than 100 percent of the Fair Market Value of the Common Stock or other security on the date the Award is granted. The option price may be payable in the following form(s) as determined in accordance with the Administrative Guidelines:

                (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, wire transfer, or direct account debit;

                (ii) through the delivery (together with a blank stock power or other instrument of assignment) or assignment of the ownership of shares of Common Stock or other securities of the Company with a Fair Market Value equal to all or a portion of the option price for the total number of options being exercised. If the Fair Market Value of the shares of Common Stock or other securities delivered is less than the total option price of the options to be exercised, a sequential exercise of the remaining options to be exercised with the proceeds credited from the initial exercise and subsequent exercises shall be permitted, pursuant to a brokerage or similar arrangement, until all requested exercises have been accomplished; provided that, in the case of the last exercise in any such sequence, the optionee must pay in cash any fractional shares required to effect such sequential exercise; or

                (iii) by a combination of the methods described in clauses (i) and (ii) above.

          (b) Incentive Stock Options. An incentive stock option is a right to purchase, during such period of time as the Committee may determine, a specified number of shares of Common Stock or other





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      security, that shall comply with the requirements of Section 422 of the
      Code or any successor provision, at a fixed option price equal to no less than 100 percent of the Fair Market Value of the Common Stock or other security on the date the Award is granted. Notwithstanding any other provision of this Plan, the aggregate number of shares that may be subject to incentive stock options under this Plan shall not exceed 3,000,000 shares of Common Stock, subject to the limitation imposed by
      Section 6 of this Plan and subject to the adjustment provisions set forth in Section 11 of this Plan. The aggregate Fair Market Value (determined at the time of grant of the Award) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during a calendar year shall not exceed $100,000 (or such other limit as may be required by the Code). The Committee may provide that the option price under an incentive stock option may be paid by one or more of the methods described with respect to nonqualified stock options in Sections 4(a)(i), (ii) and (iii) above.

          (c) Stock Appreciation Rights. A stock appreciation right is a right to receive, without payment, an amount not in excess of (i) the Fair Market Value on the exercise date of the number of shares of Common Stock for which the stock appreciation right is exercised less (ii) the exercise price of such stock appreciation right, which price shall equal the Fair Market Value of such shares on the date the stock appreciation right was granted (or, in the case of an option with a tandem stock appreciation right, the option price that the optionee would otherwise have been required to pay for such shares). The right to receive such amount shall be conditioned upon the surrender of the stock appreciation right (or of both the option and the stock appreciation right in the case of a tandem stock appreciation right, or a portion of either). Stock appreciation rights shall be payable in Common Stock, cash or a combination thereof as determined by the Committee.

          (d) Restricted Stock. Restricted stock is Common Stock or other security of the Company or an Affiliate that is subject to restrictions on transfer and such other restrictions on the incidents of ownership as the Committee may determine at the time of the Award. Restricted stock Awards may be made without cash payment by, or other out-of-pocket consideration from, the Participant, either on the date of grant or the date the restriction(s) lapse or are removed.

          (e) Performance Units. A performance unit is a promise by the Company to make a payment to, or on behalf of, the Participant, which may be contingent upon the achievement of one or more performance targets specified by the Committee. A performance unit is a right to receive or be credited with an amount that may be determined by reference to Common Stock, other securities of the Company or an Affiliate, or by reference to dollar amounts. Performance units shall be subject to such conditions with respect to vesting, timing, amount and payment as the Committee shall determine at the time of the Award. Performance units shall be payable in cash. Performance unit Awards may be made without cash payment by, or other out-of- pocket consideration from, the Participant, either on the date of grant or the date of payment. By way of example, but not limitation, performance units, called "EPS Units", may be granted in tandem with Awards of stock options and the credited amount with respect to an EPS Unit shall be determined with reference to the difference between (i) the Company's annual earnings per share of Common Stock, as adjusted to exclude items that the Committee determines to be inappropriate for purposes of the Award, and (ii) an amount specified by the Committee that reflects the level of such earnings at the time of the Award and the principal manner of payment shall be by application toward the option price upon the Participant's exercise of the stock option.

          (f) Performance Shares. A performance share is a promise by the Company to make a payment to the Participant, which may be contingent upon the achievement of one or more performance targets specified by the Committee at the time of the Award. A performance share is a right to receive an amount that may be determined by reference to Common Stock, other securities of the Company or an Affiliate, or by reference to dollar amounts. Performance shares shall be subject to such conditions with respect to vesting, timing, and amount of payments as the Committee shall determine at the time of the Award. Performance shares shall be payable in Common Stock, or other securities of the Company or an Affiliate. Performance share Awards may be made without cash payment by, or other out-of-pocket consideration from, the Participant, either on the date of grant or the date of payment.

          (g) Dividend Equivalents. A dividend equivalent is the right to receive an amount equal to the dividends paid on a specified number of shares of Common Stock. A dividend equivalent shall be payable in cash.





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          (h)   Other Awards. The Committee may, from time to time, grant such other Awards as the Committee may determine, provided that no such Award shall be inconsistent with the terms of this Plan.

      Amounts received pursuant to cash-only Awards granted under Sections 4(c) and 4(e) through 4(h) of this Plan, or any combination thereof, if intending to comply with Rule 16a-1(c)(3)(i) under the Exchange Act or any successor provision, for each Plan Year to any Participant who is subject to Section 16 of the Exchange Act shall be limited to a maximum value of 500% of the Participant's annual salary at the rate in effect on the first day of such Plan Year. For purposes of the preceding sentence, if a Participant who is not a Covered Employee, but is subject to Section 16 of the Exchange Act, does not receive a salary, the Participant shall be deemed to have an annual salary of $250,000.

5.    AWARDS TO COVERED EMPLOYEES

      The Committee may determine that any Award granted hereunder for any Plan Year to a Participant who is a Covered Employee shall be made and administered by a subcommittee consisting solely of two or more "outside directors" (as defined in Treasury regulations promulgated under Section 162(m) of the Code) appointed by the Committee (the "Subcommittee"). Any such Award may be determined solely on the basis of (a) the achievement by the Company of a specified target earnings per share, return on equity or net income, all as adjusted to exclude items that the Subcommittee determines to be inappropriate for purposes of the Award, (b) the Company's stock price, (c) the achievement by a business unit of the Company of a specified target net income, as adjusted to exclude items that the Subcommittee determines to be inappropriate for purposes of the Award, or market share, or (d) any combination of the goals set forth in (a) through (c) above. If an Award is made on such basis, the Subcommittee shall establish such goals prior to the beginning of the Plan Year (or such later date as may be prescribed by the Internal Revenue Service for purposes of Section 162(m) of the Code). Amounts received for each Plan Year pursuant to Awards granted under Sections 4(d) through 4(h) of this Plan, or any combination thereof, to each Covered Employee shall be limited to a maximum value of 500% of the Covered Employee's annual salary at the rate in effect on the first day of such Plan Year. In no event may the cumulative amounts paid pursuant to Awards granted in any Plan Year under Sections 4(d) through 4(h) of this Plan, or any combination thereof, to any Covered Employee exceed 500% of the Covered Employee's annual salary at the rate in effect on the first day of such Plan Year. For purposes of the two preceding sentences, if a Covered Employee does not receive a salary, the Covered Employee shall be deemed to have an annual salary of $500,000. Any payment of an Award granted under this
Section 5, other than Awards referred to in Sections 4(a), 4(b) or 4(c) of this Plan or any combination thereof, shall be conditioned on the written certification of the Subcommittee that the goals used as the basis for any such Award, and any other material terms, were in fact satisfied.

6.    SHARES SUBJECT TO THIS PLAN

      Subject to adjustment as provided in Section 11 of this Plan, the total number of shares of Common Stock available for the grant of Awards under this Plan for the 1994 calendar year shall be 3,000,000 shares of Common Stock and for each succeeding calendar year prior to 2004 shall be the lesser of (a) 3,000,000 shares of Common Stock, or (b) the sum of (i) the number of shares available for the grant of Awards under this Plan for the prior year or years but not covered by Awards granted for such prior year or years, plus (ii) fifty-five one hundredths of one percent (0.55%) of the total outstanding shares of Common Stock (not including treasury shares) as of the first day of such succeeding calendar year; provided that no more than one million (1,000,000) shares of Common Stock shall be cumulatively available for the grant of Awards under Sections 4(a), 4(b) or 4(c) of this Plan or any combination thereof pursuant to this Plan to any Participant, and, further provided, that no Award shall be granted if the number of shares of Common Stock subject to the Award, which, when added to the cumulative shares of Common Stock previously granted under this Plan, would exceed five and five tenths of one percent (5.5%) of the average of the number of outstanding shares of Common Stock (not including treasury shares) as of the first day of each calendar year during which this Plan then has been in effect. In addition, any shares of Common Stock issued by the Company through the assumption or substitution of outstanding grants of an acquired entity shall not reduce the shares of Common Stock available for the grant of Awards under this Plan.
Other than for purposes of the per Participant limitation referred to above, if any shares of Common Stock subject to any Award under this Plan are forfeited





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or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such shares, the shares of Common Stock subject to such Award, to the extent of any such forfeiture or termination, shall again be available for the grant of Awards under this Plan.

7. AWARD AGREEMENTS

      Each Award under this Plan shall be evidenced by an Award Agreement setting forth the terms and conditions, as determined by the Administrative Guidelines or pursuant to Section 5 hereof, applicable to the Award. Award Agreements may include:

          (a) Non-Assignability. A provision to the effect that no Award shall be assignable or transferable except by will or by the laws of descent and distribution or, to the extent permitted by the Committee, except pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA, and that during the lifetime of a Participant, the Award shall be exercised only by such Participant or by his guardian or legal representative.

          (b) Termination of Employment. Provisions governing the disposition of an Award in the event of the retirement, disability, death, or other termination of a Participant's employment by or relationship to the Company or an Affiliate.

          (c) Rights as a Stockholder. A provision concerning what rights, if any, a Participant shall have as a stockholder with respect to any shares of Common Stock covered by an Award until the date the Participant or his nominee becomes the holder of record. Except as provided in Section 11 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to such date, unless the Award Agreement specifically requires such adjustment.

          (d) Withholding. A provision requiring the withholding of all taxes as required by law. In the case of payments of Awards in shares of Common Stock or other securities, withholding shall be as required by law and the Administrative Guidelines. The Committee may permit Participants to elect to satisfy withholding requirements by having the Company withhold shares of Common Stock or other securities having a Fair Market Value equal to the amount required to be withheld. In the case of a Participant subject to Section 16 of the Exchange Act, the Committee may require that the election be made on or before the date that the amount of tax to be withheld is determined (the "Tax Date") and be subject to the following restrictions:

                (i)   the election must be irrevocable;

                (ii) if required by the Committee, the election must be subject to the disapproval of the Committee; and

                (iii) the election must (A) if permitted by the Committee, be made six months or more prior to the Tax Date, (B) be made during a "window period" beginning on the third business day after release of the Company's quarterly or annual earnings release and ending on the twelfth business day following such release date, or (C) if made outside of such a window period, take effect during such a window period.

          (e) Holding Period. A provision that the Award, and any shares of Common Stock received upon exercise of the Award, be held at least six months from the date of grant.

          (f) Miscellaneous. Such other terms and conditions, including, without limitation, the criteria for determining vesting of Awards, the amount or value of Awards, termination of Awards for cause, the exercise of Awards pursuant to a brokerage or similar arrangement, or adjustments for nonrecurring or extraordinary items, as are necessary and appropriate to effect the purposes of this Plan.

8.    CHANGE IN CONTROL

      Award Agreements may include, as set forth in the Administrative Guidelines, that any or all of the following actions may occur as a result of, or in anticipation of, any such Change in Control to assure fair and equitable treatment of Participants:

          (a) acceleration of time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;





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          (b)   purchase of any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the effective date of the Change in Control; and

          (c) adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants.

      For purposes of this Section, a "Change in Control" shall mean the occurrence of any of the following events:

                (i) a third person, including a syndicate or group deemed to be a person under Section 13(d)(3) of the Exchange Act, becomes the beneficial owner (as so determined) of Common Stock having thirty percent (30%) or more of the total number of votes that may be cast for the election of members of the Board;

                (ii) all or substantially all of the assets and business of the Company are sold, transferred or assigned to, or otherwise acquired by, any other entity or entities; or

                (iii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who are members of the Board before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

      Notwithstanding the foregoing, in no event shall the distribution by the Company to its stockholders of stock in a subsidiary be deemed a Change in Control.

9.    AMENDMENT AND TERMINATION

      The Committee may at any time amend, suspend, or discontinue this Plan or alter or amend any or all Award Agreements under this Plan; provided, however, that, no amendment, suspension, or termination of this Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant under this Plan; provided, further, however, that the Committee may not take any such action without approval of the Company's stockholders if such approval is required by law, Rule 16b-3 under the Exchange Act or any successor provision, or the rules of any stock exchange on which the Common Stock or any other security of the Company is listed.

10. ADMINISTRATION

      (a) Except as provided in Section 5 of this Plan, this Plan and all Awards granted pursuant thereto shall be administered by the Committee. The Committee shall periodically make determinations with respect to eligible individuals who shall participate in this Plan and receive Awards pursuant thereto. All questions of interpretation and administration with respect to this Plan and Award Agreements shall be determined by the Committee, or the Subcommittee if applicable, in its absolute discretion, and its determination shall be final and conclusive upon all parties in interest.

      (b) The Committee may authorize persons other than its members to carry out its policies and directives, including the authority to grant Awards, subject to the limitations and guidelines set by the Committee, except that any such delegation shall satisfy any applicable requirements of Rule 16b-3 under the Exchange Act or any successor provision. Any person to whom such authority is granted shall continue to be eligible to receive Awards under this Plan, provided that such Awards are granted directly by the Committee without delegation.

11.   ADJUSTMENT PROVISIONS

      If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares, or otherwise), or if the number of such shares of Common Stock shall be increased by a stock dividend or stock split,





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there shall be substituted for or added to each share of Common Stock theretofore available for purposes of this Plan, whether or not such shares are at the time subject to outstanding Awards, the number and kind of shares of stock or other securities or property into which each outstanding share of Common Stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Awards may be amended as to price and other terms as the Committee, or the Subcommittee if applicable, may deem necessary or appropriate to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock shall have been changed, or for which it shall have been exchanged, or any other event affecting the capitalization of the Company (such as an extraordinary dividend), the Committee, or the Subcommittee if applicable, may, in its sole discretion, make such adjustment or adjustments in the number or kind or price or other terms of the shares then available for purposes of this Plan, or in any Award theretofore granted or which may be granted under this Plan, as the Committee, or the Subcommittee if applicable, may deem necessary or appropriate. Any such adjustment shall be effective and binding for all purposes of this Plan. In making any substitution or adjustment pursuant to this Section 11, fractional shares may be ignored.

      The Committee shall have the power, in the event of any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation with or into the Company, to amend all outstanding Awards to permit the exercise thereof in whole or in part at any time, or from time to time, prior to the effective date of any such merger or consolidation (but not more than ten (10) years after the date of grant of any incentive stock option) and to terminate each such Award as of such effective date.

12.   UNFUNDED PLAN

      The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant's beneficiaries or estate shall have any interest in any assets of the Company by virtue of this Plan. Nothing in this Section 12 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company's creditors. Legal and equitable title to any funds set aside, other than in any grantor trust subject to the claims of the Company's creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan, the Administrative Guidelines the Award Agreement.

13.   RIGHT OF DISCHARGE RESERVED

      Nothing in this Plan or in any Award shall confer upon any employee or other individual the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of any such employee or other individual at any time for any reason.

14.   RULE 16B-3.

      This Plan is intended to comply with the applicable provisions of Rule 16b-3 under the Exchange Act or any successor provision and to the extent any provision of this Plan or any action by the Board or the Committee, or the Subcommittee if applicable, fails to so comply, the provision or action shall be deemed to be amended in order to cause the provision or action to so comply.

15.   GOVERNING LAW

      This Plan shall be governed by, construed and enforced in accordance with the laws of the State of Texas applicable to transactions that take place entirely within the State of Texas and, where applicable, the laws of the United States.





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